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Exhibit 5.6

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the use of our name in this Registration Statement on Form F-10 (this "Registration Statement") of Enerplus Corporation (the "Registrant"). We hereby further consent to the incorporation by reference in this Registration Statement of the Registrant's Annual Information Form dated February 22, 2019 for the year ended December 31, 2018 which document makes reference to our firm and our report dated February 18, 2019, evaluating the Registrant's shale gas and contingent resources interests effective December 31, 2018.

Dallas, Texas May 23, 2019	NETHERLAND, SEWELL & ASSOCIATES, INC.
/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

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  Exhibit 5.6
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS